Exhibit 10.2

FORM OF STOCKHOLDER AGREEMENT

This Stockholder Agreement, dated as of [            ] (this “Agreement”), is entered into by and between Raven Power Holdings LLC, a Delaware limited liability company (“Raven”), C/R Energy Jade, LLC, a Delaware limited liability company (“Jade”), and Sapphire Power Holdings LLC, a Delaware limited liability company (“Sapphire”, and, collectively with Raven and Jade, “RJS”), and Talen Energy Corporation, a Delaware corporation (“Talen”). RJS and Talen are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, PPL Corporation (“PPL”), Talen Energy Holdings, Inc. (“HoldCo”), Talen, PPL Energy Supply, LLC (“Energy Supply”), Talen Energy Merger Sub, Inc. (“Merger Sub”), Raven, Jade and Sapphire have entered into that certain Transaction Agreement, dated as of June 9, 2014 (as amended or restated from time to time, the “Transaction Agreement”) and that certain Separation Agreement, dated as of June 9, 2014 (as amended or restated from time to time, the “Separation Agreement”); and

WHEREAS, Talen believes it to be in the best interests of Talen and its stockholders, and RJS believes it to be in the best interests of RJS and its members, to have certain agreements pursuant to the terms of this Agreement; and

WHEREAS, the board of directors of Talen (the “Board”) has unanimously authorized and approved this Agreement and determined that this Agreement and the transactions contemplated hereby are in the best interests of Talen and its stockholders;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Transaction Agreement.

“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.

“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” mean ownership of securities as a “Beneficial Owner” under Rule 13d-3 under the Exchange Act.

“Board” shall have the meaning specified in the Recitals to this Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Confidential Information” shall have the meaning specified in Section 8(a) of this Agreement.

“Controlling Person” shall have the meaning specified in Section 4(j)(i) of this Agreement.

“Damages” shall have the meaning specified in Section 4(j)(i) of this Agreement.

“Demand Registration” shall have the meaning specified in Section 4(b)(i) of this Agreement.

“Demand Right Transferee” shall have the meaning specified in Section 4(m) of this Agreement.

“Designated Director” shall have the meaning specified in Section 2(c) of this Agreement.

“Distribution” means the pro rata distribution immediately prior to the consummation of the Merger of all the then outstanding shares of HoldCo common stock to the shareholders of PPL as of the Record Date.

“Exchange Act” means the Securities Exchange Act of 1934.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” shall have the meaning specified in Section 4(j)(iii) of this Agreement.

“Indemnifying Party” shall have the meaning specified in Section 4(j)(iii) of this Agreement.

“Independent Designated Director” shall have the meaning specified in Section 2(c) of this Agreement.

“Merger” means the merger of Merger Sub with and into HoldCo, with HoldCo continuing as the surviving company.

“Party” or “Parties” shall have the meaning specified in the introductory paragraph of this Agreement.

“Permitted Transferee” shall have the meaning specified in Section 4(m) of this Agreement.

“Piggyback Registration” shall have the meaning specified in Section 4(c)(i) of this Agreement.

“Piggyback Right Transferee” shall have the meaning specified in Section 4(m) of this Agreement.

“Registrable Securities” means at any time, the shares of Talen Common Stock acquired at Closing and Beneficially Owned by RJS, including shares of Talen Common Stock that are acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or similar transaction. Registrable Securities shall continue to be Registrable Securities until (i) they are sold pursuant to an effective Registration Statement under the Securities Act or (ii) they are sold without registration under the Securities Act pursuant to Rule 144 (or any similar provision then in force).

“Registration Expenses” shall have the meaning specified in Section 4(e) of this Agreement.

“Registration Statement” means any registration statement filed by Talen under the Securities Act that covers any of the Registrable Securities, including a prospectus, amendment and supplements thereto, and all exhibits and material incorporated by reference therein.

“Representatives” shall have the meaning specified in Section 8(b) of this Agreement.

“RJS” shall have the meaning specified in the introductory paragraph of this Agreement.

“RJS Designated Directors” shall have the meaning specified in Section 2(b) of this Agreement.

“Securities Act” means the Securities Act of 1933.

“Separation Agreement” shall have the meaning specified in the Recitals to this Agreement.

“Shelf Registration Statement” shall have the meaning specified in Section 4(a)(i) of this Agreement.

“Shelf Offering” shall have the meaning specified in Section 4(a)(ii) of this Agreement.

“Suspension Notice” shall have the meaning specified in Section 4(h) of this Agreement.

“Take-Down Notice” shall have the meaning specified in Section 4(a)(ii) of this Agreement.

“Talen” shall have the meaning specified in the introductory paragraph of this Agreement.

“Talen Bylaws” means the Bylaws of Talen (as amended or restated from time to time), as in effect on the date hereof.

“Talen Charter” means the Amended and Restated Certificate of Incorporation of Talen, as in effect on the date hereof.

“Talen Common Stock” means the common stock, par value $0.001 per share, of Talen.

“Transaction Agreement” shall have the meaning specified in the Recitals to this Agreement.

“Transfer” shall have the meaning specified in Section 7(a) of this Agreement.

“Transferee” shall mean a Demand Right Transferee, a Permitted Transferee or a Piggyback Right Transferee.

“Underwriters’ Maximum Number” means, for any Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Underwritten Offering” means any underwritten public offering of Talen Common Stock, whether for newly issued shares or otherwise on behalf of stockholders pursuant to the exercise of registration rights (including a Demand Registration or Shelf Offering) or otherwise.

Section 2. Director Designation Rights.

(a) On or prior to the date hereof, the Board has adopted resolutions, effective immediately following the Distribution and immediately prior to the Merger, that, among other things, (i) increase the size of the Board to eight individuals and (ii) fill the three newly created vacancies on the Board with three individuals designated by RJS, one of whom shall be independent in accordance with Section 2(c).

(b) Following the Closing, and subject to the other provisions of this Section 2, for so long as RJS is the Beneficial Owner of a number of shares of Talen Common Stock equal to at least 25% of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, then at each annual or special meeting of the stockholders of Talen at which directors are to be elected to the Board, the Board or a committee thereof will nominate, and Talen will use its commercially reasonable efforts to cause the stockholders to elect to the Board, a slate of directors which includes two individuals designated by RJS. Following the Closing, and subject to the other provisions of this Section 2, for so long as RJS is the Beneficial Owner of a number of shares of Talen Common Stock equal to at least 10%, but less than 25%, of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, then at each annual or special meeting of the stockholders of

Talen at which directors are to be elected to the Board, the Board or a committee thereof will nominate, and Talen will use its commercially reasonable efforts to cause the stockholders to elect to the Board, a slate of directors which includes one individual designated by RJS. After the first date on which RJS is the Beneficial Owner of a number of shares of Talen Common Stock which is less than 10% of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, RJS shall have no right to designate nominees for director. Nominees designated by RJS pursuant to this Section 2(b) are referred to herein as “RJS Designated Directors.”

(c) In addition to the right to designate RJS Designated Directors pursuant to Section 2(b), for so long as RJS is the Beneficial Owner of a number of shares of Talen Common stock equal to at least 10% of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, then at each annual or special meeting of the stockholders of Talen at which directors are to be elected to the Board, the Board or a committee thereof will nominate, and Talen will use its commercially reasonable efforts to cause the stockholders to elect to the Board, a slate of directors which includes, in addition to any RJS Designated Director, one additional nominee for director, who shall be an individual, designated by RJS, who is not an officer, director or employee of RJS and is “independent” (as defined in the rules and regulations governing the requirements of companies listed on the NYSE) with respect to Talen (the “Independent Designated Director,” and together with the RJS Designated Directors, the “Designated Directors”). After the first date on which RJS is the Beneficial Owner of a number of shares of Talen Common Stock which is less than 10% of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, RJS shall have no right to designate an Independent Designated Director.

(d) Each Designated Director shall be, in the reasonable judgment of the Board or the appropriate committee thereof, subject to the satisfaction of all legal and governance requirements regarding service as a director of a publicly traded company. RJS shall timely provide, and shall use its commercially reasonable efforts to cause the Designated Directors to timely provide, Talen with accurate and complete information relating to RJS and the Designated Directors that may be required to be disclosed by Talen under the Securities Act, the Exchange Act, the rules and regulations of the NYSE or by applicable Law. In addition, at Talen’s request, RJS shall cause the Designated Directors to complete and execute Talen’s standard director and officer questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by Talen. The Parties agree that the initial Designated Directors shall be Ralph E. Alexander, Michael B. Hoffman and Edward J. Casey, Jr. (Edward J. Casey, Jr. to be designated as the initial Independent Designated Director).

(e) If a Designated Director is nominated and not elected at the annual meeting of stockholders, then RJS shall provide Talen the name of a different replacement director (which replacement director shall, in the event that the Designated Director not so elected was the Independent Designated Director, meet the requirements set forth in the definition of Independent Designated Director) and, provided that such person satisfies the requirements of Section 2(c) and/or Section 2(d), as applicable, the Board and Talen shall use commercially reasonable efforts to appoint such person to serve as a Designated Director to the Board, including, if applicable, increasing the size of the Board and appointing such Designated Director to fill the newly-created vacancy.

(f) Not less than [    ] days prior to each annual meeting of stockholders of Talen (assuming for these purposes that each such annual meeting shall be held on the anniversary of the prior year’s annual meeting), RJS shall provide Talen with written notice of the names of the Designated Directors to be nominated for election at such meeting. Within [    ] days after receipt of such notice, Talen shall provide RJS with written notice as to whether the Board or the appropriate committee thereof has determined that the Designated Directors satisfy the requirements of Section 2(c) and Section 2(d), as applicable. If the Board or the appropriate committee thereof determines that a Designated Director does not satisfy such requirements, then RJS shall continue to appoint replacement designees in a like manner until Section 2(c) and Section 2(d), as applicable, have been satisfied.

(g) Prior to the termination of rights to designate director nominees as provided herein:

(i) in connection with each annual meeting of stockholders, and subject to the other provisions of this Section 2, the Board or a committee thereof shall (A) nominate the Designated Directors for election at such meeting and (B) shall not submit to Talen’s stockholders a greater number of Board nominees for election at such meeting than positions to be filled by election at such meeting unless required to do so pursuant to any “proxy access” rules or provisions imposed by applicable law or in the Talen Charter or Talen Bylaws;

(ii) in connection with each annual meeting of stockholders, and subject to the provisions of this Section 2, Talen will take all actions necessary or advisable to cause the Board, subject to its fiduciary duties, to recommend that stockholders vote “FOR” the election of each Designated Director, and use its commercially reasonable efforts to solicit proxies in favor of each Designated Director at any such meeting;

(iii) RJS shall at any annual or special meeting of stockholders of Talen, however called, including any adjournment or postponement thereof, appear at each such meeting or otherwise cause its shares of Talen Common Stock to be counted as present thereat for purposes of calculating a quorum;

(iv) any Designated Director may be removed pursuant to and in accordance with Section 5.1(b) of the Talen Charter; and

(v) if a Designated Director ceases to continue in office for any reason, RJS shall designate a replacement director (which replacement director shall, in the event that the Designated Director ceasing to continue in office was the Independent Designated Director, meet the requirements set forth in the definition of Independent Designated Director) and, subject to Section 2(c) and Section 2(d), as applicable, the Board shall use commercially reasonable efforts to cause such replacement director to be appointed to the vacancy on the Board created by such Designated Director ceasing to serve on the Board.

(h) At least one Designated Director shall be offered representation or observer rights on each committee of the Board, if any, as permitted by applicable Law.

(i) Nothing in this Section 2 shall be deemed to prohibit Talen from taking any action that at least a majority of the members of the Board determines in good faith may be necessary to (i) comply with any rule or regulation of the SEC or NYSE or (ii) comply with applicable Law.

Section 3. Resignation of RJS Designated Directors. If RJS and its Affiliates cease to Beneficially Own a number of shares of Talen Common Stock equal to at least 25% (but no less than 10%) of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, then RJS shall, unless otherwise consented to by a majority of the members of the Board (other than the Designated Directors), immediately cause one RJS Designated Director to resign as a member of the Board. If RJS and its Affiliates cease to Beneficially Own a number of shares of Talen Common Stock equal to at least 10% of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, then RJS shall, unless otherwise consented to by a majority of the members of the Board (other than the Designated Directors), immediately cause all RJS Designated Director(s) to resign as members of the Board and all committees thereof. Notwithstanding the foregoing, after the first date on which RJS no longer Beneficially Owns at least 10% of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing, the Independent Designated Director previously designated by RJS shall continue to serve his or her term on the Board, but the Board will not be required to re-nominate such Independent Designated Director at the next election of directors of the Board. RJS shall provide Talen with notice as soon as reasonably practicable once it ceases to Beneficially Own a number of shares of Talen Common Stock equal to at least 25% and 10%, as applicable, of the Talen Common Stock issued and outstanding immediately following the consummation of the Closing.

Section 4. Registration Rights.

(a)	Shelf Registration.

(i) Within 120 days following the Closing Date, Talen shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be filed pursuant to this Section 4(a)(i) on an appropriate registration form of the Commission that will permit the continuous offering of the Registrable Securities pursuant to Rule 415 of the Securities Act, or such other rule as is then applicable, at the then prevailing market prices. Talen shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective on the date that is six months following the Closing Date or as soon as reasonably practicable thereafter. Talen shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities covered by the Shelf Registration Statement until the date when all securities covered by the Shelf Registration Statement have ceased to be Registrable Securities pursuant to Section 4(l) of this Agreement. The Shelf Registration Statement, when effective (including any documents incorporated therein by reference), will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within two (2) Business Days of such date, Talen shall provide RJS with written notice of the effectiveness of the Shelf Registration Statement.

(ii) At any time that a Shelf Registration Statement is effective, subject to the provisions hereof, RJS shall have the right to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), provided that, in the event such Shelf Offering is to be an Underwritten Offering, it delivers a notice to Talen (a “Take-Down Notice”) (A) stating that it intends to sell all or part of its Registrable Securities included by it in an Underwritten Offering, (B) specifying the number of Registrable Securities to be included in such Underwritten Offering by RJS, and (C) containing all information about RJS, if any, required to be included in any amendment or supplement to the Shelf Registration Statement in accordance with applicable law. As soon as practicable after the receipt of a Take-Down Notice, Talen shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. Any Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Section 4 as would be applicable to a Demand Registration (i.e., as if such Shelf Offering were a Demand Registration).

(b)	Demand Registration.

(i) Subject to the provisions hereof, at any time after Closing Date but solely during any period that Talen is then ineligible under applicable law to register Registrable Securities on the Shelf Registration Statement or, if Talen is so eligible but has failed to comply with its obligations under Section 4(a) of this Agreement, RJS shall have the right to require Talen to file a Registration Statement registering for sale all or part of the Registrable Securities of RJS under the Securities Act (a “Demand Registration”) by delivering a written request therefor to Talen (A) specifying the number of Registrable Securities to be included in such registration by RJS, (B) specifying whether the intended method of disposition thereof is pursuant to an Underwritten Offering, and (C) containing all information about RJS required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, Talen shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that Talen has been so requested to register.

(ii) The offering of the Registrable Securities pursuant to such Demand Registration may be in the form of an Underwritten Offering; provided, however, that (A) any such Underwritten Offering shall be for no fewer than the number of shares of Talen Common Stock representing the lesser of (x) $100 million or (y) all of the shares of Talen Common Stock owned by RJS as of the date of such request and (B) Talen will not be obligated to effect more than one Underwritten Offering in any six (6) month period. In such case, (A) RJS may designate the managing underwriter(s) of the Underwritten Offering, with the consent of Talen, not to be unreasonably withheld, conditioned or delayed and (B) Talen and RJS shall enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings by a selling holder of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 4(j) of this Agreement; provided that, (x) the representations and warranties by, and the other agreements on the part of, Talen to and for the benefit of the underwriter(s) shall also be made to and for the benefit of RJS, (y) RJS shall not be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (z) unless otherwise agreed by RJS, the liability of RJS in respect of any indemnification, contribution or other obligation arising under such underwriting agreement (1) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to Talen by or on behalf of RJS expressly for inclusion therein and (2) shall not in any event, absent fraud or intentional misrepresentation, exceed an amount equal to the net proceeds to RJS (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by RJS pursuant to such Underwritten Offering. Talen shall not be obligated to effect such Underwritten Offering (A) unless RJS agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement, (B) during any lock-up period required by the underwriter(s) in any prior underwritten offering of Registrable Securities or (C) during any blackout period pursuant to Section 4(h).

(iii) A registration will not be deemed to have been effected as an Underwritten Offering unless at least 75% of the Registrable Securities requested to be included in the offering by RJS are included in such offering, and Talen has complied in all material respects with its obligations under this Agreement with respect thereto. If (A) an offering requested pursuant to this Section 4(b) is deemed not to have been effected as an Underwritten Offering or (B) the Underwritten Offering requested pursuant to this Section 4 does not remain continuously effective until the earlier of forty-five (45) days after the commencement of the distribution by RJS of the Registrable Securities covered by such Underwritten Offering or the completion of such distribution, then Talen shall continue to be obligated to effect an Underwritten Offering pursuant to this Section 4 of such Registrable Securities.

(c)	Piggyback Registration.

(i) At any time after the Closing Date, if (and on each occasion that) Talen proposes to register any of its securities under the Securities Act (other than (A) pursuant to Section 4(b), (B) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms, (C) in connection with a Rule 145 transaction, or (D) in connection with registrations on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), whether for its own account or the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), Talen shall give written notice to RJS of such proposal promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date.

(ii) Subject to the provisions contained in this Section 4, Talen will be obligated and required to include in each Piggyback Registration such Registrable Securities as requested in a written notice from RJS delivered to Talen no later than five (5) Business Days following delivery of the notice from Talen specified in Section 4(c)(i). RJS shall be permitted to withdraw all or any part of its shares from any Piggyback Registration at any time. Talen may terminate or withdraw any Piggyback Registration prior to the effectiveness of such registration, whether or not RJS has elected to include Registrable Securities in such registration.

(iii) In any Piggyback Registration that is an Underwritten Offering, Talen shall have the right to select the managing underwriter(s) for such registration.

(d) Cutbacks. If the managing underwriter(s) advise Talen and RJS that in their reasonable opinion the number of securities proposed to be included in an Underwritten Offering exceeds the Underwriters’ Maximum Number, then Talen will include in such registration such amount of securities which the managing underwriter advises may be sold in such offering as follows: (i) in the event of a Demand Registration, first, the securities owned by RJS and any applicable Transferee, pro rata based on the number of shares initially requested by them to be included in such offering; second, the securities owned by Talen, to the extent it is selling shares in such offering, based on the number of shares initially requested by them to be included in such offering; and third, the securities, if any, proposed to be included in such registration by any other holders of Talen’s securities (whether or not such holders have contractual rights to include such securities in the registration), without regard to who initiated or otherwise made the demand for such offering or (ii) in the event of a Piggyback Registration, first, the securities owned by Talen based on the number initially requested by them to be included in such offering; second, the securities owned by RJS and any applicable Transferee, pro rata based on the number of shares initially requested by them to be included in such offering; and third, the securities, if any, proposed to be included in the registration by any other holders of Talen’s securities (whether or not such holders have contractual rights to include such securities in the registration), without regard to who initiated or otherwise made the demand for such offering.

(e) Registration Expenses. In connection with registrations pursuant to this Agreement, Talen shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including all (i) registration and filing fees and expenses, including those related to filings with the SEC, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by RJS, (iv) Talen’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (v) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (vi) fees and expenses of Talen in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (vii) fees and expenses, if any, incurred with respect to any filing with FINRA, (viii) any documented out-of-pocket expenses (not including underwriting fees, discounts, commissions or stock transfer fees) of the underwriter(s) incurred with the approval of Talen, (ix) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (x) fees and expenses and disbursements of counsel for Talen and fees and expenses for independent certified public accountants retained by Talen (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), and (xi) fees and expenses of any special experts retained by Talen in connection with such registration (not including underwriting fees, discounts, commissions or stock transfer fees). Notwithstanding the foregoing, RJS shall be responsible for any underwriting fees, discounts, commissions and stock transfer fees attributable to the sale of its Registrable Securities pursuant to a Registration Statement and any other out-of-pocket expenses of RJS not required to be paid by Talen pursuant to this Section 4(e).

(f) Registration Procedures. In the case of each registration effected by Talen pursuant to this Agreement, Talen shall keep RJS advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(i) Talen will, as soon as reasonably practicable after its receipt of a request for registration under Section 4(b)(i), prepare and file with the SEC a Registration Statement on Form S-1, Form S-3 or another appropriate Securities Act form reasonably acceptable to RJS, and, subject to the other provisions of this Section 4, use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(ii) Talen will, subject to the other provisions of this Section 4, (A) promptly prepare and file with the SEC such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (B) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and (C) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by RJS set forth in such Registration Statement or supplement to the prospectus.

(iii) Talen will, prior to filing a Registration Statement or a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to RJS, its counsel and each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within three (3) Business Days after delivery, and thereafter, furnish to RJS, its counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as RJS, its counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement.

(iv) Talen will promptly notify RJS of any stop order issued or threatened by the SEC and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(v) On or prior to the date on which the Registration Statement is declared effective, Talen shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as RJS reasonably requests and use commercially reasonable efforts to do any and all other lawful acts and things which may be reasonably necessary or advisable to enable RJS to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that, Talen will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(vi) Talen will notify RJS, its counsel and the underwriter(s) promptly (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (C) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (D) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. RJS hereby agrees to keep any disclosures under subsection (D) above confidential in accordance with the terms of Section 8 until such time as a supplement or amendment is filed.

(vii) Talen and RJS will furnish customary closing certificates and other deliverables to the underwriter(s) and enter into customary agreements reasonably satisfactory to Talen and RJS (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(viii) Talen will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of Talen’s business or operations), such financial and other records, pertinent corporate documents and properties of Talen as such underwriter may reasonably request in connection with its customary due diligence procedures, and use commercially reasonable efforts to cause Talen’s officers, directors, employees and independent accountants to supply such information as is reasonably requested by any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

(ix) Talen, during the period when the prospectus is required to be delivered under the Securities Act, will use commercially reasonable efforts to timely file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(x) Talen shall use commercially reasonable efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on each national securities exchange on which Talen Common Stock is then listed.

(xi) Talen shall use commercially reasonable efforts to cooperate and assist in obtaining all necessary approvals from FINRA, if any.

(xii) Talen shall provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement.

(xiii) Talen shall use commercially reasonable efforts to furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of Talen’s counsel (which may be the Talen’s internal counsel), dated the date of the closing of the sale of any Registrable Securities thereunder, and (ii) comfort letters and consents to be named in the Registration Statement or any prospectus relating thereto signed by Talen’s independent public accountants who have examined and reported on Talen’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that Talen is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

For purposes of Section 4(f)(i) and Section 4(f)(ii), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred twenty (120) days after the effective date thereof.

(g) Obligations of RJS. Talen may require RJS to promptly furnish in writing to Talen such information as Talen may from time to time reasonably request in connection with the preparation of any Registration Statement or the distribution of the Registrable Securities and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. RJS agrees that, notwithstanding the provisions of Section 4(h), upon receipt of any notice from Talen of the happening of any event of the kind described in Section 4(f)(vi), RJS will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by RJS of the copies of the supplemented or amended prospectus contemplated by Section 4(f)(vi), and, if so directed by Talen, RJS will deliver to Talen all copies, other than permanent file copies then in possession of RJS and retained solely in accordance with record retention policies then-applicable to RJS, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(h) Blackout Provisions. Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to RJS (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, Talen may (A) postpone effecting a registration under this Agreement or filing amendment or supplement to any Registration Statement, including any Shelf Registration Statement, or prospectus, or (B) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case (i) during any regular quarterly period during which directors and executive officers of Talen are not permitted to trade under the insider trading policy of Talen then in effect or (ii) for a period of no more than sixty (60) days in any 180-day period exclusive of (Y) days covered by any lock-up agreement executed by RJS in connection with any underwritten offering and (Z) any period described in clause (i) above. Talen may postpone effecting a registration or apply the limitations on dispositions specified in clause (B)(ii) of this Section 4(h) if (1) the Board, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any transaction, including any financing transaction, then pending or proposed to be undertaken by Talen or any of its Subsidiaries, or (2) Talen, in good faith, determines that it is in possession of material non-public information the disclosure of which during the period specified in such notice the Board, in good faith, reasonably believes would not be in the best interests of Talen. Upon receipt of a Suspension Notice, RJS covenants that it shall, subject to applicable law, keep the fact of any such Suspension Notice strictly confidential.

(i) Exchange Act Registration. Subject to the other provisions on this Section 4, Talen will use its commercially reasonable efforts to timely file with the SEC such information as the SEC may require under Section 13(a) or Section 15(d) of the Exchange Act and Talen shall use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act with respect to Talen Common Stock. Talen shall furnish to RJS forthwith upon request such reports and documents as RJS may reasonably request in availing itself of any rule or regulation of the SEC allowing RJS to sell any Registrable Securities without registration to the extent that such reports or documents are not publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.

(j)	Indemnification.

(i) Indemnification by Talen. Talen agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, RJS and each of its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each Person, if any, who controls RJS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, settlement amounts incurred in accordance with Section 4(j)(iii), liabilities, reasonable documented out-of-pocket attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which RJS, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and any such Controlling Persons may become subject to under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus of Talen, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to Talen by RJS or any of its managers, members, managing members, general partners, officers, directors, employees and Controlling Persons expressly for use therein, and shall reimburse RJS, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each such Controlling Person for any reasonable documented out-of-pocket legal and other expenses reasonably incurred by RJS, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, Talen will reimburse RJS for its reasonable documented out-of-pocket legal and other expenses (including the reasonable documented out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(ii) Indemnification by RJS. RJS agrees to indemnify and hold harmless Talen, its officers, directors, employees and agents and each Person, if any, who controls Talen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from Talen to RJS, but only with respect to information related to RJS, or its plan of distribution, furnished in writing by RJS or any of its managers, members, managing members, general partners, officers, directors, employees and Controlling Persons to Talen expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus.

(iii) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 4(j)(i) or Section 4(j)(ii), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that, the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party other than under Section 4(j)(i) or Section 4(j)(ii) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that, the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (B) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

(k) Lock-Up Agreements. In connection with an Underwritten Offering, or in connection with any other public offering of Talen Common Stock, if requested by the underwriter(s), RJS will enter into a customary “lock-up” agreement providing that it will not effect the public sale or distribution of the Registrable Securities during the ninety (90) calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest lock-up period generally imposed by the underwriters on Talen or the officers, directors or any other security holder of Talen on whom such a restriction is applied and (ii) the restrictions set forth in this section shall not apply to any Registrable Securities that are included in such offering by RJS.

(l) Termination of Registration Rights. The rights granted under this Section 4 shall terminate on the later of the date that (A) RJS no longer Beneficially Owns any Registrable Securities or (B) all Registrable Securities have been sold without assignment of the registration rights in accordance with Section 4(l) of this Agreement; provided, however, that the indemnification provisions set forth in Section 4(j) shall survive such termination.

(m) Assignment; Binding Effect. The rights and obligations provided in this Section 4 may be assigned in whole or in part by RJS in connection with a Transfer permitted by Section 7(b) to a controlled Affiliate (provided that no Affiliated RJS Person shall be deemed an “affiliate” for purposes of this Section 4(m)) or to any direct or indirect member, general or limited partner or stockholder of RJS (each, a “Permitted Transferee”) without the consent of Talen. In addition, (i) the rights and obligations provided in Section 4(c) may be transferred or assigned by RJS to one or more transferees or assignees of Registrable Securities (a “Piggyback Right Transferee”); provided, however, that unless the transferee or assignee is a Permitted Transferee of, and after such transfer or assignment would continue to be a Permitted Transferee of, RJS, the amount of such Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10.0 million of Registrable Securities (based on the trading price) and (ii) all the rights and obligations provided in Section 4(a) and Section 4(b) may be transferred or assigned by RJS to a single transferee or assignee of Registrable Securities (a “Demand Right Transferee”); provided, however, that unless the transferee or assignee is a Permitted Transferee of, and after such transfer or assignment would continue to be a Permitted Transferee of, RJS, (x) the amount of such Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $500.0 million of Registrable Securities (based on the trading price), (y) such Demand Right Transferee shall not be entitled to further transfer or assign the rights and obligations provided in Section 4(a) and Section 4(b) transferred or assigned to it pursuant to this Section 4(m) and (z) Talen will not be obligated to effect more than one Underwritten Offering in any six (6) month period, regardless of whether RJS or such Demand Right Transferee delivered the Demand Registration or Takedown Notice. Any such assignments shall be effective upon receipt by Talen of (A) written notice from RJS certifying that the transferee is a Permitted Transferee or that the conditions to such transfer or assignment set forth in the applicable proviso to the immediately preceding sentence have been satisfied, stating the name and address of each such transferee or assignee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (B) a written agreement from the transferee or assignee to be bound by all of the terms of this Agreement as if a party hereto. Following the effectiveness of any assignment to a Piggyback Right Transferee, Talen shall use commercially reasonable efforts to amend any Shelf Registration Statement then in effect to add such Piggyback Right Transferee as a selling holder. Except as set forth in this Section 4(m), the rights and obligations provided in this Section 4 may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

Section 5. Voting Agreement. Until six months after the date there is no Designated Director serving on the Board and RJS no longer has any rights under this Agreement to designate any Designated Director to serve on the Board, RJS agrees to cause each share of Talen Common Stock Beneficially Owned by RJS to be voted, by proxy (returned sufficiently in advance of the deadline for proxy voting for Talen to have the reasonable opportunity to verify receipt) mailed to the stockholders of Talen in connection with the solicitation of any proxy, in favor of all those persons nominated to serve as directors of Talen by the Board (or applicable committee of the Board).

Section 6. Standstill Agreement.

(a) Until three months after the date there is no Designated Director serving on the Board and RJS no longer has any rights to designate any Designated Director to serve on the Board, RJS agrees that, without the prior written approval of at least a majority of the members of the Board who are not Designated Directors, RJS shall not, directly or indirectly:

(i) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition or ownership of, Talen Common Stock, or securities of Talen that are convertible into Talen Common Stock, other than as a result of any stock split, stock dividend or subdivision of Talen Common Stock;

(ii) deposit any Talen Common Stock into a voting trust or similar contract or subject any Talen Common Stock to any voting agreement, pooling arrangement or similar arrangement or other contract, or grant any proxy with respect to any Talen Common Stock (other than to Talen or a person specified by Talen in a proxy card provided to stockholders of Talen by or on behalf of Talen);

(iii) enter, agree to enter, propose or offer to or enter into any merger, business combination, sale of assets, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving Talen or any of its subsidiaries (unless such transaction is affirmatively publicly recommended by the Board and there has otherwise been no breach of this Section 6(a) in connection with or relating to such transaction);

(iv) make, or in any way participate or engage in (subject to Section 6(c)), any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or advise or knowingly influence any person with respect to the voting of, any Talen Common Stock;

(v) call, or seek to call, a meeting of the stockholders of Talen or initiate any stockholder proposal for action by stockholders of Talen;

(vi) form, join or in any way participate in (subject to Section 6(c)) a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Common Stock;

(vii) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of Talen;

(viii) publicly disclose any intention, plan, arrangement or other contract prohibited by, or inconsistent with, the foregoing; or

(ix) advise or knowingly assist or encourage or enter into any negotiations or agreements or other contracts with any other persons in connection with the foregoing.

(b) In addition, RJS shall not, directly or indirectly, take any action that would reasonably be expected to require Talen to make a public announcement regarding the possibility of a business combination, merger, sale of assets or other type of transaction or matter described in Section 6(a).

(c) Notwithstanding the foregoing, but subject to Section 5, RJS shall be entitled to vote each share of Talen Common Stock that it Beneficially Owns for or against any proposal or action in its sole discretion.

(d) The provisions of this Section 6 shall terminate, and shall be of no further force or effect, on the date that is three (3) months after the date on which RJS is no longer entitled to designate a Designated Director to the Board pursuant to Section 2.

Section 7. Transfer Restrictions.

(a) Restrictions on Transfer. Subject to Section 7(b), during the six month period following the date hereof, RJS shall not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of (“Transfer”) any shares of Talen Common Stock. Any Transfer or attempted Transfer of shares of Talen Common Stock in violation of this Section 7 shall, to the fullest extent permitted by law, be null and void ab initio, and Talen shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of Talen. RJS acknowledges that this Section 7 may be enforced by Talen at the direction of a majority of the members of the Board who are not Designated Directors.

(b) Permitted Transfers. Notwithstanding Section 7(a), RJS shall be permitted to Transfer any portion of or all of its shares of Talen Common Stock at any time under the following circumstances:

(i) Transfers to affiliates (which shall have the meaning ascribed to such term in Section 12b-2 under the Exchange Act; provided that, no Affiliated RJS Person shall be deemed an “affiliate” for purposes of this Section 7(b)(i)) of RJS who agree to be bound by all the terms of this Agreement; or

(ii) Transfers to Talen or any direct or indirect wholly owned Subsidiary of Talen.

(c) Notwithstanding the foregoing, no Transfer shall be permitted if such Transfer would violate applicable federal or state securities laws.

Section 8. Confidentiality.

(a) In connection with the negotiation, execution, exercise of rights under and consummation of the transactions contemplated by this Agreement, the Transaction Agreement, the Separation Agreement and the Other Transaction Documents, RJS and its Affiliates may have received and may receive in the future certain confidential, non-public and proprietary information concerning the business, operations and assets of Talen and its Subsidiaries (collectively, the “Confidential Information”). The Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of acts by RJS or its Representatives (as defined below) in breach of the terms of this Agreement or any confidentiality obligation owed to Talen, PPL or their respective affiliates, (ii) is in the possession of RJS or any of its Representatives prior to disclosure by or on behalf of Talen, (iii) is disclosed to RJS or any of its Representatives by a third party who is not known by RJS or such Representatives to owe an obligation of confidentiality to Talen or PPL with respect to such information, or (iv) is independently developed by or on behalf of RJS without use of or reference to the Confidential Information and without any breach of the terms of this Agreement.

(b) RJS and its Representatives shall keep the Confidential Information strictly confidential, shall not disclose any of the Confidential Information in any manner whatsoever, and shall not use the Confidential Information except for the purposes of serving on the Board; provided, however, that (i) RJS may make any disclosure of information contained in the Confidential Information to which Talen gives its prior written consent, (ii) any Confidential Information may be disclosed to those Affiliates, and RJS’ and such Affiliates’ respective directors, officers, employees, agents, advisors and other representatives (collectively, to the extent such entities or individuals receive Confidential Information, “Representatives”) in each case who reasonably require access to the Confidential Information in connection with this Agreement and who RJS informs of the confidential nature of such information and who agree to keep such information confidential and to use such information only in accordance with the terms of this Agreement or (iii) with prior notice to Talen (to the extent legally permissible) and with commercially reasonable steps to protect confidentiality, Confidential Information may be disclosed to the extent as advised by legal counsel such disclosure is required by law, regulation or other legal process. RJS shall be responsible for any breach of the terms of this Agreement by any of its Representatives.

(c) RJS acknowledges that it is aware, and will advise all those to whom Confidential Material is disclosed, that United States securities laws prohibit any person who has material, non-public information concerning a publicly traded company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. In addition, RJS agrees, while in possession of material, non-public information concerning Talen not to purchase or sell securities of Talen and to refrain from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 9. Regulatory Compliance. RJS shall (and shall cause its respective Affiliates to) promptly supply Talen with any information or reasonable assistance required or reasonably requested in order for Talen or any of its Subsidiaries to comply with the terms of any Order, settlement, consent agreement or similar arrangement, agreement or commitment entered into with or made to any Governmental Authority in connection with the Transactions or otherwise required to comply with applicable law, and to supply any information or materials which are required or reasonably requested by any such Governmental Authority of competent jurisdiction in connection therewith.

Section 10. Consent Rights. For so long as RJS is entitled to designate a Designated Director pursuant to Section 2, Talen shall not take any of the following actions or enter into any arrangement or contract to do any of the following actions without the prior written consent of RJS:

(a) create, authorize or issue any class of capital stock or series of preferred stock in an amount greater than $100 million, the terms of which expressly provide that such class or series will rank senior to the Talen Common Stock;

(b) declare or make any direct or indirect dividend, other than any dividend (or other distribution) in cash or shares of Talen Common Stock pro rata to all holders of Talen Common Stock;

(c) amend, repeal, modify or alter the Talen Charter or Talen Bylaws in a manner that would adversely affect RJS’ rights or obligations under this Agreement;

(d) unless the Board (other than the RJS Designated Directors but including the Independent Designated Director) unanimously approves such a transaction, any

(i) acquisition (whether by merger or otherwise) by Talen or any of its Subsidiaries of any capital stock, ownership interests, equity interests or assets of any Person, or the acquisition by Talen or any of its Subsidiaries by any other manner of any business, properties, assets or Persons in one transaction or a series of related transactions, or

(ii) disposition (whether by merger or otherwise) of assets of Talen or its Subsidiaries or the shares or other capital stock, ownership interests or equity interests of any Subsidiary of Talen,

in each case, where the amount of consideration for such acquisition or disposition individually exceeds 20% of the market capitalization of Talen;

(e) unless the Board (other than the RJS Designated Directors but including the Independent Designated Director) unanimously approves such a transaction, any merger or consolidation of Talen;

(f) enter into, make, amend or conduct any transaction, contract, agreement or understanding with or for the benefit of PPL or its Subsidiaries, other than (i) transactions that do not exceed $100 million in the aggregate in any calendar year; provided that, any transaction with or for the benefit of PPL must be on arm’s length terms, and (ii) any load-following deals, transmission and interconnection charges or contracts between PPL EnergyPlus, LLC and PPL Solutions, LLC;

(g) adopt, approve of or issue any “poison pill” or similar rights plan that would treat RJS as an acquiring person;

(h) the adoption of any plan of liquidation, dissolution or winding up of Talen or any of its Subsidiaries or the filing of any voluntary petition for bankruptcy, receivership or similar proceeding; or

(i) increase the size of the Board (except as otherwise provided in this Agreement).

The officers and directors of Talen shall cause Talen’s Subsidiaries not to take any action that would require approval of the Board without first obtaining the approval of the Board.

Section 11. Outside Activities. Subject to the provisions of Section 6:

(a) Subject to applicable Law (other than duties and obligations under Delaware Law that can be waived, modified or eliminated) and the provisions of Section 8, RJS, each Designated

Director and any of its or their respective Affiliates may engage in businesses of every type and description and other activities for profit and may engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by Talen, independently or with others, including business interests and activities in direct competition with the business and activities of Talen.

(b) None of RJS, any Designated Director or any of its or their respective Affiliates who acquire knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for Talen or any other stockholder, shall have any duty to communicate or offer such opportunity to Talen or any other stockholder, and none of RJS, any Designated Director or any of its or their respective Affiliates shall be liable to Talen or the other stockholders for breach of any duty by reason of the fact that such stockholder pursues or acquires for itself, directs such opportunity to another person or does not communicate such opportunity or information to Talen; provided that RJS, such Designated Director or such of its or their respective Affiliates, as applicable, do not engage in such business or activity using confidential or proprietary information that was provided by or on behalf of Talen.

Section 12. Legend.

(a) RJS agrees that all certificates or other instruments representing the shares of Talen Common Stock acquired pursuant to the Transactions will bear a legend substantially to the following effect:

(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDER AGREEMENT, DATED AS OF [            ], COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Promptly after the effective date of the Shelf Registration Statement and upon receipt by Talen of an opinion of counsel reasonably satisfactory to Talen to the effect that such legend is no longer required under the Securities Act and applicable state laws, Talen shall promptly cause clause (i) of the legend to be removed from any certificate for any shares of Talen Common Stock to be Transferred in accordance with the terms of this Agreement and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.

Section 13. Miscellaneous.

(a) Adjustments. Notwithstanding anything herein to the contrary, all measurements and references in this Agreement related to Talen Common Stock shall be, in each instance, appropriately adjusted for any subdivisions or combinations of the Talen Common Stock, including but not limited to stock splits, stock combinations, stock distributions and the like.

(b) Entire Agreement. The Transaction Agreement, Separation Agreement, Other Transaction Documents and this Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

(c) Notices. All notices, demands and other communications to be given or delivered to a Party under or by reason of the provisions of this Agreement shall be in writing (including in electronic form) and shall be deemed to have been given (i) if personally delivered, delivered by express courier service of national standing (with charges prepaid), or deposited in the United States mail, first class postage prepaid, on the date of physical receipt or (ii) if delivered by facsimile or electronic mail, if delivered (and, in each case, receipt confirmed in writing) on or before 5:00 p.m. New York City time on a Business Day, and if delivered after 5:00 p.m. New York City time, or during a non-Business Day, on the following Business Day, in each case, to such Party at the following addresses:

If to RJS:

Riverstone Holdings LLC

712 Fifth Avenue, 36th Floor

New York, New York 10019

Fax: (888) 801-9301

Email: scoats@riverstonellc.com

Attention: General Counsel

With a copy to (which copy shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Fax: (713) 615-5088

Email: rlayne@velaw.com

Attention: Ramey Layne

If to Talen:

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Fax: [            ]

Email: [            ]

Attention: [            ]

With a copy to (which copy shall not constitute notice):

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Fax: [            ]

Email: [            ]

Attention: [            ]

(d) Construction; Interpretation. Headings of the Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless otherwise specified, reference to any agreement, document, instrument or law means such agreement, document, instrument or law as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All section and subsection references used in this Agreement are to sections and subsections to this Agreement unless otherwise specified. Unless the context otherwise requires, “or,” “neither,” “nor,” “any,” “either,” and “and/or” shall not be exclusive. The word “extent” in the phase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not simply mean “if.” The words “shall” and “will” have the same meaning. All references to dollars or “$” shall be references to United States dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(e) Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party shall re-execute original forms thereof and deliver them to the requesting Party. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a contract and each such Party forever waives any such defense.

(f) Governing Law. This Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement (and all schedules, annexes and exhibits hereto) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g) Consent to Jurisdiction; Waiver of Jury Trial.

(i) Each of the Parties hereto irrevocably and unconditionally agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for the recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party or Parties or their respective successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

(ii) Each of the Parties hereby irrevocably submits with regard to any such Action described in clause (i) of this Section 13(g), for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement in any court other than the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 13(g), (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable Law, any claim that (1) the Action in such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by RJS and Talen. Each Party may waive any right of such Party hereunder by an instrument in writing signed by such Party and delivered to RJS and Talen.

(i) Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13(i), and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party further agrees that it shall not object to the granting of an order of specific performance, an injunction or other equitable relief on the basis that there exists an adequate remedy at law. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(j) Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is determined or declared judicially to be invalid, unenforceable or void in any jurisdiction, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such term or provision to the extent necessary to render it valid, legal and enforceable to the maximum extent permitted while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the original intent of the Parties.

(k) Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties (and their respective successors and permitted assigns) and does not confer on third parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

(l) Assignability; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Parties and any attempt to assign this Agreement without such consent shall be void and of no effect, except as otherwise provided herein.

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

[RJS]

By:
Name:
Title:

Talen Energy Corporation

By:
Name:
Title:

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Stockholder Agreement